UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

Enthrust Financial Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-23965	84-1374481
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1270 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Office) (Zip Code)

212-356-0500
Registrant's telephone number, including area code

47 School Street
Chatham, New Jersey 07928
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ENTHRUST FINANCIAL SERVICES, INC. AND SUBSIDIARIES

Current Report on Form 8-K

* * * * * * * * * * * * *

Item 5.02(c): Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On August 9, 2007 Enthrust Financial Services, Inc. (the “Corporation”) entered into an employment agreement with Michael Lacovara pursuant to which Mr. Lacovara will become the Chief Executive Officer of the Corporation effective on or about September 4, 2007. A press release issued on August 10, 2007 announcing this employment arrangement is filed as Exhibit 99.1 to this Report.

Background

     Mr. Lacovara, age 43, will join the Corporation as its Chief Executive Officer and a member of its Board of Directors. From February 1, 2004 through August 1, 2007, Mr. Lacovara was a Principal and from January 1, 2005 through August 1, 2007 he was also Co-Chief Operating Officer of Sandler O’Neill + Partners, L.P. (“Sandler”), a full-service investment bank focused on serving financial services companies. At Sandler, Mr. Lacovara was responsible for Sandler’s strategic planning and business development activities, and directed Sandler’s marketing, advertising, public affairs, legal, HR, IT, professional development, and compliance functions. He also oversaw the corporate governance and structuring of the firm and its investment advisory, investment management and mortgage finance affiliates. Prior to joining Sandler, from January 1, 1997 until January 31, 2004, Mr. Lacovara was a partner in the New York and Palo Alto, California offices of Sullivan & Cromwell, LLP. While at Sullivan & Cromwell, Mr. Lacovara represented a variety of financial services and technology firms and served as trial counsel to Microsoft Corporation in United States v. Microsoft. Mr. Lacovara received his bachelor’s degree in 1984, summa cum laude, from the University of Pennsylvania, where he was elected to Phi Beta Kappa. He was selected to study at Cambridge University on a Thouron Fellowship, receiving a master’s degree in international relations in 1985. He also earned a law degree, cum laude, from Harvard Law School in 1988.

Terms of the Employment Agreement

     A summary of the salient terms of the Employment Agreement are as follows (this summary is qualified in its entirety by reference to the Employment Agreement and the exhibits thereto which are filed as Exhibit 10.8 to this Report. Further, all defined terms used herein shall have the meanings ascribed thereto in the Employment Agreement):

     Term: September 4, 2007 through December 31, 2009, subject to one-year “evergreen” provisions.

     Title: Chief Executive Officer and a member of the Corporation’s Board of Directors.

     Base compensation: $150,000 per year.

     Level One Incentive Compensation: Year ended 12/31/07 - $616,666; Year ended 12/31/08 - $800,000 plus $1,050,000 if the consolidated gross revenues of the Corporation for the year ended December 31, 2008 shall be more than 110% of the consolidated gross revenues of the Corporation for the year ended December 31, 2007; Year ended 12/31/09 - $800,000 plus $1,050,000 if the consolidated gross revenues of the Corporation for the year ended December 31, 2009 shall be more than 120% of the consolidated gross revenues of the Corporation for the year ended December 31, 2007.

     Additional Incentive Compensation: Mr. Lacovara will be eligible to participate in the Corporation’s Executive Bonus Plan.

     Restricted Stock Grant: Mr. Lacovara will be granted 750,000 shares of the Corporation’s common stock pursuant to a restricted stock agreement annexed to the Employment Agreement as Exhibit A. The shares shall vest in three annual installments on the first, second and third anniversary of the grant date, subject to the achievement of targeted revenue goals, and shall be subject to accelerated vesting in the event of death, Disability, termination without cause, termination for Good Reason, and termination upon a Change in Control Event. In the event that the Corporation does not extend the term of the Employment Agreement beyond December 31, 2009, any unvested shares will be forfeited and will revert to the Corporation.

     Stock Options: Mr. Lacovara will be granted options to purchase 750,000 shares of the Corporation’s common stock pursuant to the stock option agreement annexed to the Employment Agreement as Exhibit B. The exercise price per share shall be equal to the offering price set forth on the cover page of the prospectus relating to the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering, which prospectus is dated any date subsequent to the date of the Employment Agreement and prior to November 1, 2007; provided that if a Public Offering has not occurred prior to November 1, 2007, then the price per share shall be equal to the greater of: (1) $7.00; or (2) the fair market value of a share of the Corporation’s Common Stock at the close of business on October 31, 2007, as determined by the Board in good faith. The options shall vest in three tranches on the first, second and third anniversary of the grant date, subject to continued employment on such dates, and shall be subject to accelerated vesting in the event of death, Disability, termination without cause, termination for Good Reason and termination upon a Change in Control Event. In the event that the Corporation does not extend the term of the Employment Agreement beyond December 31, 2009, one-half of any unvested options will immediately vest and one-half will be immediately cancelled.

     Termination Payment. In the event the Corporation does not extend the Employment Agreement beyond its stated December 31, 2009 expiration date, it shall pay to Mr. Lacovara, in consideration for his covenant not to compete, a lump sum payment equal to nine times his “monthly salary amount” (which is defined as one-twelfth his average base and incentive compensation for the year preceding such termination).

     Section 162(m) Tax Treatment: All compensation under the Employment Agreement is intended to be performance-based compensation and tax deductible to the Corporation under Section 162(m) of the Internal Revenue Code.

Transactions with Related Persons:

     Under the terms of an engagement agreement with Sandler as the financial advisor to the Corporation in connection with the share exchange consummated by the Corporation on July 10, 2007, Sandler received a fee of $150,000 for delivering a fairness opinion in connection with the transaction. Mr. Lacovara was a Principal at Sandler at the time such services were rendered.

Item 9.01(d): Exhibits

     The following exhibits are filed with this report.

Exhibit
Number	Description

Exhibit

10.8	Employment Agreement dated August 9, 2007 between Michael Lacovara and the
Corporation
99.1	Press Release, dated August 10, 2007

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTHRUST FINANCIAL SERVICES, INC.

Dated: August 10, 2007	By:	/s/	John J. Borer III
John J. Borer III, Chief Executive Officer